Private and Confidential

Dated the  9  day of December 2019

Ando Credit Limited

(as “Borrower”)

AND

[Ando Holdings Ltd. ]

(as “Lender”)

______________________________________________________________

LOAN AGREEMENT

______________________________________________________________

THIS LOAN AGREEMENT (“Agreement”) is made effective on 9 December 2019

BETWEEN:-

1.Ando Credit Limited (Business Registration No.: 61796690, Money Lender License no. 1935/2018), a private limited company incorporated under the laws of Hong Kong whose registered office is situated at Flat 1502, 15/F, Prosper Commercial Building, 9 Yin Chong Street, Mong Kok, Kowloon, Hong Kong (“Borrower”); and

2.[Ando Holdings Ltd. ], holder of Business Registration No. No. NV20151499501 of address Rm 1107, 11/F, Lippo Sun Plaza, 28 Canton Road, Kowloon, Hong Kong (“Lender”)

WHEREAS:-

(A)The Borrower is desirous to borrow and the Lender is desirous to lend the sum of UNITED STATES DOLLARS__ Seven Hundred and Thirty-Eight Thousand Dollars _ (USD_738,000-).

IT IS HEREBY AGREED by the parties hereof as follows:-

1DEFINITIONS

1.1The following expressions have the following meanings:-

ExpressionMeaning

"business day"means a day (other than a Saturday, Sunday, public holiday or a day on which a tropical cyclone warning no.8 or above is hoisted or remains hoisted between 9:00 a.m. and 12:00 noon and is not lowered at or before 12:00 noon or on which a “black” rainstorm warning is hoisted or remains in effect between 9:00 a.m. and 12:00 noon and is not discontinued at or before 12:00 noon) on which licensed banks in Hong Kong are open for business;

"Event of Default"means any event of default as set out in Clause 9.1 hereof

"Hong Kong"means the Hong Kong Special Administrative Region, the People's Republic of China

“month”means a period starting on a day in one calendar month and ending on the numerically corresponding day in the next calendar month, except that (a) if there is no numerically corresponding day, it will end on the last business day preceding the numerically corresponding day in the next calendar month; and (b) if the numerically corresponding dayis not a business day, the period will end on such next following business day in the same calendar month unless that falls in another calendar month in which case it will end on such preceding business day (and “months” and “monthly” shall be construed accordingly)

1.2Unless the context otherwise requires, words importing one gender include all other genders and words importing the singular include the plural and vice versa.

1.3The headings to the Clauses are for convenience only and have no legal effect.

1.4In the event of any conflict or discrepancy between the Chinese and English version of this Agreement, the Chinese version shall prevail.

2THE LOAN

2.1A term loan in the amount of UNITED STATES DOLLARS _ Seven Hundred and Thirty-Eight Thousand Dollars _ (USD_738,000-). (“Loan”) shall be made available to the Borrower by the Lender pursuant to the terms and conditions of this Agreement.

2.2Subject to the full compliance of the Conditions Precedent as set out in Clause 5 below and no occurrence of any Event of Default as set out in Clause 9.1 below, the Lender will make available the Loan to the Borrower for a single drawdown in whole by depositing the full amount of the Loan without deduction into the bank account of Ando Credit Limited within seven (7) business days from the date of signing of this Agreement (“Drawdown Date”).

2.3Below is the loan drawdown schedule.

Drawdown Date	Loan Amount
3/12/2019	400,000.00
4/12/2019	110,000.00
6/12/2019	228,000.00

3INTEREST

3.1The Borrower covenants with the Lender to pay interest on the Loan or any part thereof as follows:

3.1.1The Borrower shall pay simple interest on the Loan at the rate of ____1___ percent (_1__ %) per month.

3.1.2The Borrower shall pay to the Lender interest on the Loan at the simple interest rate as specified in Clause 3.1.1 above with the terms of (a) Interest Commencement Date; (b) Interest Payment Date; and (c) First Interest Payment Date,:

(a)Interest Commencement Date is the same as drawdown date.

(b)Interest Payment Date will be, on a monthly basis, payable on the 5th calendar day of each month.

(c)First Interest Payment Date will be the next Interest Payment Date immediately after the Interest Commencement Date.

4REPAYMENT AND PREPAYMENT

4.1Without prejudice to Clause 4.3 below, the Borrower covenants with the Lender to repay the entire Loan, so far as not otherwise prepaid under the provisions of this Agreement, together with all interests accrued thereon and remain outstanding within the seventh (7th) business days after falling one (1) month from the Interest Commencement Date (“Repayment Date”). If the Repayment Date is not a business day, it shall be brought forward to the preceding business day.

4.2The Lender shall give the Borrower one (1) week prior notice to change of loan terms and enter into another Loan agreement. The loan will revolve until any notice given by The Lender.

4.3Notwithstanding Clause 4.1 above, upon the occurrence of any Event of Default (as specified in Clause 9.1 below), the entire outstanding balance of the Loan, so far as not otherwise prepaid under the provisions of this Agreement, accrued interest thereon and all other sums payable under this Agreement shall become immediately due and payable by the Borrower to the Lender.

4.4The Borrower may at any time prepay to the Lender the whole or part of the Loan provided that:-

4.4.1The Borrower shall have given to the Lender not less than two (2) weeks prior notice in writing of its intention to make such prepayment, specifying the amount to be prepaid and the proposed date of prepayment;

4.4.2The Borrower shall have paid to the Lender on the proposed date of prepayment as specified in the notice of prepayment all accrued interest on a pro rata basis (if any) to compensate the Lender for all costs and expenses incurred as a consequence of such prepayment;

4.5The loan amount is settled in UNITED STATES DOLLARS.  The borrower may request that the withdraw in other currencies and shall compensate the cost (if any) of exchange rate and remittance.

5CONDITIONS PRECEDENT

5.1The Loan will only be available for drawing by the Borrower subject to the satisfaction of all of the following conditions precedent:-

5.1.1All representations and warranties made by the parties in this Agreement shall be true and correct with the same effect as though made on as of the Drawdown Date with reference to the facts and circumstances then existing; and

5.1.2No Event of Default shall have been occurred on or before the Drawdown Date.

5.2The conditions precedent set out above are inserted for the sole benefit of the Borrower which may be waived in whole or in part, and with or without conditions by the Borrower, in its discretion.

5.3The Loan under this Agreement will be exclusively used for mortgage business. The Borrower is not allowed to apply the Loan for any other uses, failing which, it will be regarded as an Event of Default.

6PAYMENT

6.1All payments (whether of principal, interest, fees or otherwise) to be made by the Borrower under the Agreement shall, unless expressly otherwise specified in this Agreement, be made not later than 5pm on the due date to the Lender by depositing to the Lender’s bank account from time to time for value on the relevant payment due date.

6.2Unless otherwise agreed in writing by the parties, all payments or repayments made by the Borrower to the Lender are to be made in the currency of the payment or liabilities made or incurred by the Lender under this Agreement (“Applicable Currency”) in immediately available funds

7CONFIDENTIALITY & NON-DISCLOSURE

7.1Each of the parties to this Agreement will keep confidential all information arising out of or in connection with this Agreement and shall not at any time, either before or after the termination of this Agreement, divulge or communicate to any person or persons any of the secrets or any other information which he may receive or obtain in relation to the other party and shall not use for their own purposes nor for any purposes other than those of the carrying out of the obligations under this Agreement any information or knowledge of a confidential nature which he may from time to time acquire in relation to the borrower.

7.2Neither of the parties shall divulge or communicate to any person (other than those whose province it is to know the same or with proper authority) or use or exploit for any purpose whatever any of the trade secrets or confidential knowledge or information or any financial or trading information relating to the other party which the relevant party may receive or obtain as a result of entering into this Agreement. This restriction shall continue to apply after the expiration or sooner termination of this Agreement without limit in any point of time but shall cease to apply to information or knowledge which may properly come into the public domain through no fault of the party so restricted.

8REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

8.1The Borrower represents and warrants to and for the benefit of the Lender that:-

8.1.1It is a company duly incorporated with limited liability under the laws of its place of incorporation;

8.1.2It has the power and authority to (i) own its assets, (ii) carry on its business as it is now being conducted; (iii) make borrowings hereunder upon the terms and conditions of the Agreement; and (iv) enter into and perform and observe its obligations under this Agreement;

8.1.3It has performed and acquired all necessary actions and authorizations under the constituent documents of the Borrower to enter into this Agreement and to perform its obligations hereunder;

8.1.4No action, suit or proceeding is pending or threatened against the Borrower before any court, board of arbitration or administrative agency which could or might have a material adverse effect on the business, assets or condition (financial or otherwise) of the Borrower or on the ability of the Borrower to perform any of their respective obligations under this Agreement;

8.1.5No corporate action for the winding-up, liquidation or dissolution (has been taken and no steps have been taken or proceedings started or is threatened for the bankruptcy, winding-up, liquidation or dissolution of the Borrower;

8.1.6The information supplied or will be supplied to the Lender by the Borrower concerning itself, its accounts and all related matters as required under this Agreement are, to the best of its knowledge and belief (having made all reasonable enquiries), true and accurate and do not contain any mis-statement of fact or omit to state a material fact or any fact necessary to make any statement not misleading;

8.1.7No Event of Default (as listed under Clause 9.1 below) has occurred, or will occur as a result of execution of this Agreement and/or drawdown of the Loan, which has not been duly remedied or waived.

8.2The above representations and warranties shall continue in full force and effect by reference to the facts and circumstances then existing whilst any part of the Loan remains outstanding.

9EVENT OF DEFAULT

9.1Each of the following events shall be an Event of Default:-

9.1.1The Borrower fails to pay in accordance with the terms of this Agreement any sums hereunder when due;

9.1.2The Borrower fails to duly and punctually observe or perform any of its obligations or is otherwise in breach of any of the provisions of the Agreement or fails to comply with any undertakings or covenants (affirmative or negative) to the Lender, howsoever arising;

9.1.3Failure by the Borrower to make prepayment in accordance with a prepayment notice given by the Borrower under Clause 4 above;

9.1.4Any representation, warranty or statement which is made or deemed to be made or repeated by the Borrower hereunder is or proved to be inaccurate or misleading when made or deemed to be made in any respect or the Borrower is in breach of such representations, warranties or statements;

9.1.5Any order shall be made against the Borrower by a competent court or other appropriate authority or any resolution shall be passed for bankruptcy, liquidation, winding-up or dissolution or for the appointment of a liquidator, trustee or similar official of the Borrower; or

9.1.6Any events occurs which constitutes or, with the passing of time or the giving of notice or both, would constitute an event of default under any terms of this Agreement.

9.2The Borrower shall notify the Lender forthwith in writing of any occurrence of an Event of Default or any event which, with the giving of notice and/or lapse of time and/or upon the making of any necessary determination under Clause 9.1 above, might constitute an Event of Default.

9.3In the event of any default, the Lender may apply, under the Hong Kong Companies Ordinance, Rule 66, Collection and distribution of company's assets by Liquidator.

WINDING UP BY THE COURT.

(1) The duties imposed on the court by section 210(1) of the Ordinance, in a winding up by the court with regard to the collection of the assets of the company and the application of the assets in discharge of the company's liabilities, shall be discharged by the liquidator as an officer of the court subject to the control of the court.

(2) For the purpose of the discharge by the liquidator of the duties imposed by section 210(1) of the Ordinance, and paragraph (1) of this rule, the liquidator in a winding up by the court shall for the purpose of acquiring or retaining possession of the property of the company, be in the same position as if he were a receiver of the property appointed by the court, and the court may, on his application, enforce such acquisition or retention accordingly.

10FEES

Each of the parties shall bear its fees, costs, charges and expenses (including legal fees) incurred in connection with the negotiation, preparation and execution of this Agreement and the enforcement or preservation of any rights hereunder. The Lender shall pay any and all stamp duty (if applicable) and similar duties, taxes and charges (including legal fees) which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement.

11ENTIRE AGREEMENT

The Agreement contains the entire understanding between the parties with reference to the subject matter of this Agreement.  There are no other understandings, agreements, warranties or representations express or implied or extending or defining or otherwise relating to the terms in this Agreement or binding upon the parties with respect of the subject matter of this Agreement save as may be included or referred to in this Agreement.

12NOTICE

Any notice, request, consent, approval, demand or other communication (collectively, “Communication”) required to be given hereunder shall be made in writing by facsimile, letter or e-mail. Any Communication or document to be made or delivered to any party under this Agreement shall be sent to that party at the address from time to time designated by that party to the other. The initial addresses, being the last known address and/or the principal place of business, of the parties so designated for the service of communication are stipulated hereinabove. Any Communication or document shall be deemed duly served if left at or sent by registered post to the registered office for the time being of the Borrower and, in the case of notice to the Lender, if handed to him personally or left at or sent by registered post to his last known address.  Any such notice shall be deemed to be served at the time when the same is handed to or left at the address of the party to be served and if served by post forty-eight (48) hours after posting.

13MISCELLANEOUS

13.1Each party shall execute and deliver all documents, instruments and writings and shall do and shall procure to be done all such acts and things (whether before or after execution of this Agreement) as may be necessary to give effect to this Agreement.

13.2The Borrower shall indemnify and keep the Lender indemnified from and against all actions, suits, proceedings, claims, demands, losses, damages, costs, fees, expenses and/or liabilities of whatsoever nature which the Lender may suffer, incur or sustain by reason of or in maintaining or enforcing all amounts due under the Loan granted to the Borrower.

13.3Notwithstanding that a term of this Agreement purports to confer a benefit on any person who is not a party to this Agreement, a person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Ordinance (Cap.623) to enforce or enjoy the benefit of any provision of this Agreement.

13.4The terms and conditions of this Agreement may be amended from time to time by agreement in writing between the Borrower and the Lender.

13.5Time is of essence to this Agreement.

14SEVERABILITY

In the event of any part of this Agreement being or becoming void or unenforceable or being illegal, then that part shall be severed from this Agreement to the extent that all parts that shall not be or become void or unenforceable or illegal shall remain in full force and effect and be unaffected by such severance.

15GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto submit to the non-exclusive jurisdiction of the Hong Kong Courts in the determination of any dispute arising hereunder.

IN WITNESS whereof the parties hereto have signed this Agreement the day and year first above written.

SIGNED by)

)

for and on behalf of the Borrower)   /S/ Wu Chun Yin Steven

Ando Credit Limited )

in the presence of:-)

SIGNED by the Lender)

)   /S/ Lam Chi Kwong Leo

Ando Holdings Ltd.  )

in the presence of:-)